                                                                      Exhibit 21


       SUBSIDIARY                                     PLACE OF INCORPORATION
       ----------                                     ----------------------
Clare Capital, Inc.                                           Delaware
Clare Components, Inc.                                        Delaware
Clare Electronics, Inc.                                       Delaware
Clare Instruments, Inc.                                       Delaware
Clare Services, Inc.                                          Delaware
Clare Systems, Inc.                                           Delaware
Clare Technologies, Inc.                                      Delaware
Clare Canada, Ltd.                                            Ontario, Canada
Clare France S. A. R. L.                                      France
C.P. Clare Electronics GmbH                                   Germany
C.P. Clare Foreign Sales Corporation                          U.S. Virgin Islands
C.P. Clare International N.V.                                 Belgium
C.P. Clare Mexicana S.A. de C.V.                              Mexico
Clare Technologies (Taiwan), Inc.                             Taiwan